United States Diesel-Heating Oil Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$35,709
Unrealized Gain (Loss) on Market Value of Futures	22,277
Dividend Income	68
Interest Income	29
Total Income (Loss)	$58,083

Expenses
General Partner Management Fees	$2,512
SEC & FINRA Registration Expense	620
Brokerage Commissions	255
NYMEX License Fee	63
Non-interested Directors' Fees and Expenses	59
Prepaid Insurance Expense	48
Other Expenses	10,726
Total Expenses	14,283
Expense Waiver	(10,099)
Net Expenses	$4,184
Net Income (Loss)	$53,899

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/13	$4,917,511
Net Income (Loss)	53,899

Net Asset Value End of Month	$4,971,410
Net Asset Value Per Share (150,000 Shares)	$33.14

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612